                                                                  Exhibit 99.1


                             EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT, made as of this 3rd day of November, 1997, by and between ENVIRONMENTAL PROTECTION IMPROVEMENT COMPANY, INC. (EPIC), a New Jersey corporation, with its principal offices located at 305 Palmer Road, Denville, New Jersey 07834 (the "Company"), which is a wholly-owned subsidiary of Compost America Holding Company, Inc. ("CAHC") and ROBERT J. LONGO, an individual, residing at 305 Palmer Road, Denville, New Jersey 07834 (the "Executive").

                             W I T N E S S E T H:

    WHEREAS, the Company desires the Executive to be employed by the Company, and the Executive is desirous of such employment, upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties intending to be legally bound hereby agree as follows:

    1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Agreement" means this Employment Agreement, as the same may, from time to time, be amended in accordance with the provisions hereof.

         (b)  "Cause" means with respect to the Executive:

              (i) Defrauding the Company in any way;

              (ii) Being convicted of any crime that is punishable by imprisonment for more than thirty (30) days and is not traffic or vehicular related (whether or not the Executive is sentenced to imprisonment) or that offends principles, generally accepted in the community, of general or business morals and ethics or generally accepted principles of natural or moral law or that is such that his conviction thereof would, by commonly accepted standards of the professional community, justify his discharge;

              (iii) An action taken in knowing contradiction to the best interests of the Company;

              (iv) Repeated refusal to perform job functions reasonably required of him under this Agreement; or

              (v) Any other act which has a direct, substantial and adverse effect on the Company's reputation or business.

         (c) "Company" means EPIC and its successors, whether now or hereafter existing.

         (d) "Competing Organization" means any person or legal entity engaged in the rail transportation of sludge, municipal solid waste, contaminated soils, dredge spoils and the like (collectively "Waste Materials") in the United States of America.

         (e) "Confidential Information" means any information in which the Company has a legally protectable interest in preventing its unauthorized or unintended disclosure to third parties and which is kept confidential by the Company in the operation of its business or the conduct of its research and which is not otherwise available to the public and is not available from any source other than the Company, including, by way of illustration but not limitation: source codes, object codes, engineering and other sketches, drawings and tracings, specifications, engineering data, memoranda, designs, sources of supplies and materials, cost and financial data, processes, production machines and equipment, procedures, customer lists, marketing plans and business forecasts, together with all the Company's Know-how and Technical Data relating thereto.

         (f) "Customer" means any individual, firm, partnership, corporation, company, joint venture or governmental or military unit or any other entity which has a contract with the Company during the Term of this Agreement for the transportation of Waste Materials.

         (g) "Disability" means the Executive's inability to perform his duties under this Agreement for a period of six (6) consecutive months, or for eighty percent (80%) or more of the normal working days during the nine
(9) consecutive months then ending, because of his physical or mental illness or infirmity. Should the Executive suffer a Disability as defined herein, the Executive shall receive full Salary (as hereinafter defined) and benefits, as set forth herein, for two (2) years from the date of the Disability and, thereafter, one-half Salary for the balance of the Term of this Agreement.

         (h) "Future Inventions" means all inventions, discoveries, ideas, concepts, designs and improvements of any sort, whether patentable, copyrightable or not, relating in any way to the business of the Company with respect to the rail transportation of Waste Materials, which the Executive may, during the Term of this Agreement, conceive or invent, whether alone or jointly with others, and whether during business hours or thereafter, and such term includes all "know-how" and Technical Data relating to the foregoing, and all letters patent and copyrights of the United States or any other country which may be issued in connection with the foregoing.

          (i) "Principal Office" means the principal office of the Company, which currently is located in Denville, New Jersey. The Company represents and warrants that during the Term of this Agreement, it will not require the Executive to work at a location other than the Principal Office of the Company, or if the Company elects to move the Principal Office, at a location which is (a) more than thirty miles from the place where the Principal Office of the Company is located on the effective date of this Agreement or (b) which is more than five miles from the intersections of Routes 287, 202, 22 and 206 in New Jersey. If the Company requires the Executive to work at a location which is (a) more than thirty miles from the place where the Principal Office of the Company is located on the effective date of this Agreement or (b) more than five miles from the intersections of Routes 287, 202, 22 and 206 in New Jersey, such requirement shall be deemed a termination by the Company of this Agreement pursuant to Section 9(e) of this Agreement, unless an alternative agreement regarding Principal Office is entered into between the Company and the Executive.

         (j) "Technical Data" means all written, printed and other tangible materials embodying or containing Know-how, and includes, without limiting the generality of the foregoing, all correspondence, designs, processes, source codes, object codes, engineering sketches, drawings and tracings, specifications and engineering data, reporting formats, memoranda, notebooks, and all copies thereof, together with all models and prototypes of every description.

         (k) "Term" means the period from the date of the execution of this Employment Agreement to September 15, 2002 unless earlier terminated as provided herein.

    2.   Employment.   The Company hereby employs the Executive, and the
Executive hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

    3. Duties. The Executive shall be employed by the Company as its President and Chief Executive Officer and shall perform such duties and render such services consistent therewith as may from time to time be reasonably required of him by the Company's Chairman.

    4. Extent of Service. During the Term of this Agreement, the Executive agrees that he will:

         (a) Serve the Company faithfully, diligently and to the best of his ability under the reasonable direction of the Board;

         (b) Devote his best efforts, attention and energy to the performance of his duties hereunder and to promoting and furthering the interests of the Company, taking, however, from time to time, reasonable vacations consistent with the performance of his obligations hereunder and the vacation policies of the Company applicable to all executives generally, not to exceed four (4) weeks in any calendar year. The Executive shall be additionally compensated by the Company at his regular weekly salary rate, for up to a maximum of two weeks unused vacation time per year;

         (c) Not without the prior written approval of the Chairman of the Company, which approval shall not be unreasonably withheld, become associated with or engaged with any business other than that of the Company, and will do nothing inconsistent with his duties to the Company.

    5. Term of Employment. The term of employment of the Executive under this Agreement shall be guaranteed for the Term, unless terminated pursuant to Paragraph 9 of this Agreement.

    6. Basic Compensation; Bonus As basic compensation for the services to be rendered hereunder by the Executive during the Term of this Agreement, the Company agrees to pay to the Executive and the Executive agrees to accept, an initial annual cash salary (the "Salary") of $325,000. On and after April 30, 1998, for each year during the Term, the Executive shall be entitled to an annual bonus (the "Bonus") as specified on Schedule A attached hereto (the "Bonus Formula"). The Salary payable to the Executive hereunder shall be paid in equal installments during the Term, or in such other manner as shall be consistent with the payroll policies of the Company applicable to all executives. The Bonus shall be calculated in accordance with the Bonus Formula as of April 30th of each year and shall be paid in a single installment each year within ninety (90) days thereafter. At the sole option of the Executive, for any given year during the Term of this Agreement, the Executive may choose to receive his Bonus in either (a) cash or (b) unregistered common shares, no par value, of CAHC ("Shares") valued at the greater of (i) $2.00 per Share or (ii) eighty (80%) percent of the last sale price of the Shares on the date payment is due.

    7.   Other Compensation. Upon the execution of this    Agreement, the
Company shall issue to the Executive options to purchase 1,500,000 unregistered shares of the Company's common stock, no par value, at an option price of $1.00 per share. 500,000 of these options will vest immediately upon execution of this Agreement 200,000 on September 15, 1998, 200,000 on September 15, 1999, 200,000 on September 15, 2000 and 200,000 on September 15, 2001 and 200,000 on September 15, 2002. All options not otherwise exercised shall expire on September 16, 2002.

    If, in the case of any offering of common shares by CAHC, within ten days after Executive has been made aware by CAHC of its intention to effect a registration of any of its common shares (otherwise than pursuant to a registration statement on Form S-8 or similar form), the Executive may request and CAHC shall honor the Executive's request that any common shares of CAHC owned by the

Executive be included in the registration statement.

    Notwithstanding the foregoing, if the underwriter consents to the inclusion in the registration statement of less than all shares proposed to be offered by selling shareholders, including the Executive, then the amount of shares to be sold for the account of each selling shareholder shall be reduced proportionately in the ratio by which the amount each selling shareholder proposes to sell bears to the total amount of shares which the underwriter will permit to be sold for the account of all selling shareholders.

    In connection with any offering of shares registered pursuant to this Agreement, CAHC (i) shall furnish to the Executive such number of copies of any prospectus (including any preliminary prospectus, or supplement) as he may reasonably request in order to effect the offering and sale of the shares to be offered and sold, but only while CAHC shall be required under the provisions hereof to cause the registration statement to remain current for not more than six months, and (ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such blue sky or other state securities laws for offer and sale as Employee shall request; provided, however, that CAHC shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed. If requested by CAHC, in connection with a piggyback sale of the Shares covered hereunder, the Executive shall enter into an underwriting agreement with a managing underwriting or underwriters selected by CAHC and shall enter into an agreement with CAHC containing representations, warranties, indemnities and agreements then customarily included by an issuer or selling shareholder in underwriting agreements with respect to secondary distributions. In connection with any offering of shares registered pursuant to this Agreement, CAHC shall (x) furnish to the underwriters, at CAHC's expense, unlegended certificates representing ownership of the shares being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the shares to release any stop transfer order with respect to shares included in any registration becoming effective pursuant to this Agreement. CAHC shall use its best efforts to keep such registration statement current for a period of six months. CAHC shall in all events pay all expenses, fees, and disbursements of any counsel, accountants and other consultants representing CAHC in connection therewith.

    8.   Other Benefits.

         (a) General Executive Benefits. The Executive shall receive medical insurance coverage provided by the Company to its executives generally and/or participate in the best of any other similar plan or arrangement, or other fringe benefit provided by Company to its executives generally. The Executive shall also be entitled to participate in any stock bonus, purchase or option plan and any bonus or profit sharing plan provided for the Executive specifically or to any group of executives of the Company of which the Executive is made a member by express provision of such plan.

         (b) Expense Reimbursement. The Company shall reimburse the Executive for reasonable out-of-pocket expenses incurred in connection with the Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as the Company may from time to time reasonably establish for its employees and subject to substantiation of expenses as required under applicable federal and state tax laws and regulations.

         (c) Automobile Allowance. The Company will provide the Executive with a car allowance of $600 per month to be paid to the Executive when installments of Salary are paid.

         (d) Officers and Directors Liability Insurance. The Company shall purchase Officers and Directors Liability Insurance which shall cover the Executive in an amount and with coverage to be determined by the Company.

    9.   Termination.

         (a) The Term of this Agreement and the employment of the Executive hereunder shall terminate in the event of the death of the Executive and, at the option of the Company, upon thirty (30) days prior written notice to the Executive, upon the Disability of the Executive. During the period of any Disability, the Executive shall receive the compensation set forth in Paragraph 1(g) herein.

         (b) In addition to the provisions of Paragraph 9 (a) above, the Company may also, for Cause, elect to terminate the Term of this Agreement and the employment of the Executive hereunder by ten (10) days' prior written notice to the Executive. Upon any such termination for Cause, the Executive shall no longer be entitled to receive his Salary or any other benefits under this Agreement.

         (c) The Executive shall have the right to terminate this Agreement upon written notice given to the Company (i) at least three (3) months prior to his intended date of resignation, in which case the Executive shall receive no compensation or other benefits after the date of termination, but shall receive his Base Salary and Bonus, pro-rata, through the date of termination, or (ii) upon his Disability, in which case he shall receive compensation in accordance with Paragraph 1 (g) herein.

         (d) In the event of a merger or combination in which the Company is not the surviving entity, or of a sale of all or substantially all of the Company's assets, the Company may, at its sole option (1) upon thirty (30) days' prior written notice to the Executive, assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Company's business through that merger or combination or sale of assets, or (2) on at least thirty (30) days' prior written notice to the Executive, terminate this Agreement effective on the date of the merger or combination or sale of assets. Such termination shall constitute a "Termination without Cause" under Paragraph 9(e) hereof.

         (e) Termination without Cause. Should the Executive be terminated for any reason other than for Cause, Disability or the expiration of this Agreement (including a change of the Executive's place of employment as provided in Paragraph 1(i) above), the Executive shall be entitled to receive payments from the Company as follows:

              (i) An amount equal to all the remaining installments of Salary and Bonus, if any, that would otherwise be payable to the Executive under this Agreement, payable in equal monthly installments, beginning seven
(7) days after the date of such termination;

              (ii) The immediate vesting of all options, pension plans and other benefit packages in which the Executive was a participant at the time of his termination; and

              (iii) Such additional payments and other compensation as may be reasonable under the circumstances and approved by the Board of Directors of the Company in the event that the termination is due to a merger of the Company into another company, or, the Company is sold to third parties.

    10. Representations and Warranties of the Executive as to Conflicts. The Executive hereby represents and warrants to the Company that his employment by the Company does not and will not violate any agreement or instrument to which he is a party or by which he is bound, and the Executive agrees that he will indemnify and hold harmless the Company, its directors, officers and employees against any claims, damages, liabilities and expenses (including reasonable attorneys' fees) which may be incurred, including amounts paid in settlement, by and of them in connection with any claim based upon or related to a breach of the Executive's representation and warranty set forth in this Paragraph 10. In the event of any claim based upon or related to a breach of the Executive's representation and warranty set forth in this Paragraph 10, the Company will give prompt notice thereof, in writing, to the Executive and the Executive shall have the right to defend such claim with counsel reasonably satisfactory to the Company.

    11. Future Inventions. The Executive shall assign and convey to the Company, and hereby does assign and convey to the Company, and the Company hereby accepts, all of the Executive's right, title and interest in and to all Future Inventions made or conceived during the Term of this Agreement, and the Executive hereby agrees that he shall, without the payment of royalty or any other consideration to him therefor:

         (a) Inform the Company promptly and fully of each such Future Invention by a written report reasonably satisfactory to the Company;

         (b) Apply, at the Company's request and expense, for United States and foreign letters patent, copyright, trademark or service mark as the case may be, either in the Executive's name or otherwise as the Company shall direct;

         (c) Assign and convey to the Company, and he hereby does assign and convey to the Company, all of his right, title and interest in and to applications for United States and foreign letters patent, copyrights, trademarks and service marks and to any letters patent, copyrights, trademarks and service marks which may be issued upon any such Future Invention;

         (d) Deliver promptly to the Company, without charge to the Company but at its expense, such written instruments, and do such other acts, as may be reasonably necessary, in the opinion of the Company, to obtain and maintain United States and foreign letters patent, copyrights, trademarks or service marks on each such Future Invention and to vest the Executive's entire right, title and interest thereto in the Company; and

         (e) Grant to the Company, and he hereby does grant to the Company, prior to any further assignment of the Executive's right, title and interest to the Company in any Future Invention as required above, the royalty-free right to use in its business, and to make, have made, use and sell products, processes, services, writings and marks based upon or related to such Future Invention made or conceived by the Executive.

    12.  Confidentiality.

         (a) During the Term of this Agreement and at all times thereafter, the Executive will not use Confidential Information for his own benefit or for the benefit of any person or legal entity other than the Company, nor will he discuss the same with any other person or legal entity, except as reasonably required to conduct the business of the Company in the ordinary course or by legal process, provided, however, that any obligation which the Executive may have pursuant to this Agreement to keep certain information confidential shall not prevent him from disclosing any or all such information to the extent such disclosure is reasonably required in connection with the preparation of closing adjustments or financial statements as contemplated by that certain Stock Purchase Agreement dated [ , 1997] by and among Robert J. Longo, Compost America Holding Company, Inc. and R.J. Longo Construction Co., Inc. (the "Stock Purchase Agreement") or the pursuit by any parties thereto of claims under the Stock Purchase Agreement.

         (b) Except with the prior written approval of the Company, or except as required to conduct the business of the Company in the ordinary course, the Executive will not, at any time, directly or indirectly, use, disseminate, disclose, lecture upon, or publish articles concerning, any Confidential Information.

         (c) Upon the termination of his employment with the Company, all documents, records, notebooks and similar repositories of, or containing, Confidential Information, including any copies thereof, then in the Executive's possession, or under his control, whether prepared by him or others, will be left with or immediately returned to the Company by the Executive.

    13. Non-Compete. The Executive agrees that, during the Term of this Agreement and during any period following the termination of his employment with the Company pursuant to Paragraph 9, subsections (a), (d)(2) or (e) of this Agreement in which he is being compensated by the Company in connection with his termination pursuant to those provisions, and in the case of his termination pursuant to Paragraph 9 subsections (b) or (c), during the period of two (2) years following the termination of his employment, and in any state in which the Company or any of its affiliates does business, he will not, without the written approval of the Company, directly or indirectly, under any circumstances whatsoever, own, manage, operate, engage in, control or participate in the ownership, management, operation or control of, or be connected in any manner, whether as an individual partner, stockholder, director, officer, principal, agent, employee or consultant, or in any other relation or capacity whatsoever, with any Competing Organization, and will not in any such manner, compete with or call on any Customer of the Company, wherever located, who was a Customer of the Company at any time during the one year period prior to the termination of the Executive's employment with the Company, for the purpose of inducing such Customer to do business with the Executive or any competing Organization. Notwithstanding the foregoing, nothing contained in this Paragraph 13 shall restrict the Executive from making any investment in any company, so long as such investment consists of no more than five percent (5%) of any class of equity securities of a company whose securities are traded on a national securities exchange or in the over-the-counter market.

    14. Non-Interference. The Executive will not, for a period of one (1) year following the termination of the Executive's employment pursuant to Paragraph 9, subsections (a), (c) or (e), directly or indirectly, employ, hire, solicit or, in any manner, encourage any employee of the Company to leave the employ of the Company to engage in business with the Executive or a Competing Organization.

    15. Injunctive Relief. In addition to any other rights or remedies available to the Company as a result of any breach by the Executive of his obligations under this Agreement, the Company shall be entitled to enforcement of such obligations by an injunction or a decree of specific performance from a court with appropriate jurisdiction, and in the event that the Company is successful in any suit or proceeding brought or instituted by the Company to enforce any of the provisions of this Agreement, or on account of any damages sustained by the Company by reason of the violation by the Executive of any of the terms of this Agreement to be performed by the Executive, the Executive agrees to pay to the Company all attorneys' fees reasonably incurred by the Company.

    16.  Withholding.   The Executive hereby agrees that he will make such
arrangement as the Company may deem necessary to discharge any obligations of the Company to withhold Federal, state or local taxes imposed upon the Company in respect of this

Agreement.

    17. Severability. The provisions of this Agreement shall be severable and if any part of any provision shall be held invalid or unenforceable, or any separate covenant contained in any provision is held to be unduly restrictive and void by a final decision of any court or other tribunal of competent jurisdiction, such part, covenant or provision shall be construed or limited in scope to give it maximum lawful validity, and the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

    18. Entire Agreement. This Agreement contains the entire agreement of the parties relative to the subject matter hereof, superseding and terminating all prior agreements or understandings, whether oral or written, between the parties hereto relative to the subject matter hereof, and this Agreement may not be extended, amended, modified or supplemented without the prior written consent of the parties hereto.

    19.  Waiver.   Any waiver of the performance of the terms or provisions
of this Agreement shall be effective only if in writing and signed by the party against whom such waiver is to be enforced. The failure of either party to exercise any of his or its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.

    20. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when personally delivered or sent by overnight courier or certified mail, postage prepaid, return receipt requested, to the respective addresses of the parties hereto as set forth above or to such other address as either party may designate by notice to the other party given as herein provided.

    21. Assignment. Except as provided in Paragraph 9(d), this Agreement shall not be assignable by either party without the prior written consent of the other party.

    22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws rules of such state.

    23. Survival of Terms. The terms of this Agreement and the respective obligations of the parties hereto shall survive the termination of the Executive's employment with the Company for as long as any obligation or duty remains outstanding.

    24.  Arbitration.   Any controversy or claim arising out of or relating
to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, Bergen County, New Jersey, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the parties. The dispute will be resolved by a panel of three arbitrators if the dollar amount that is being arbitrated exceeds $100,000.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       COMPANY

                                       By:
                                          ---------------------------
                                          Roger E. Tuttle, Chairman


                                       EXECUTIVE

                                       By:
                                          ---------------------------
                                          Robert J. Longo





                                   SCHEDULE A

                                 BONUS FORMULA


    Any Bonus to which the Executive may be entitled shall be calculated on an annual basis as follows:

    "Bonus Pool" shall mean to the extent that the Company's Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") on Average Assets in any fiscal year exceed 15.2% in such fiscal year, the amount by which EBITDA exceeds 15.2% shall be maintained as a bonus pool of which the Executive shall be entitled to ten (10%) percent.

    "Average Assets" shall mean the stated value of all of the Company's assets on its Audited Balance Sheet of the Company and its Subsidiaries, if any, as at the end of any fiscal year divided by the beginning year assets, as adjusted for the unamortized portion of the Purchase Price Premium.

    "Purchase Price Premium" shall mean $33,000,000 minus the stated value of all assets on the Adjusted Balance Sheet of the Company as of the Closing Date. The Purchase Price Premium shall be amortized on a straight line basis over a twenty (20) year period for purposes of the Bonus Formula.

    "Adjusted Balance Sheet" shall mean the balance sheet of the Company as finally agreed upon by the parties thereto in accordance with the Stock Purchase Agreement.

    The Purchase Price Premium shall be reduced by the excess of replacement cost over the greater of net book value or sale value for any and all assets on the Adjusted Balance Sheet which are the subject of a transaction with Compost America Holding Company, Inc. or any of its Affiliates after the Closing Date.

    Adjustments will be made to EBITDA to give effect to market rates of return on assets for all Affiliate transactions by and between the Company and Compost America Holding Company, Inc. or any of its Affiliates.



    The following is an example of the calculation of the Purchase Price
Premium:



    Contract Purchase Price                  $33,000,000

      Assets on Closing Balance Sheet:

    Cash                    $   750,000
      Accounts Receivable      2,000,000
      Prepaid Expenses           500,000

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

      Fixed Assets, Net        4,000,000
                               ---------

        Total Assets on Closing Balance Sheet    7,250,000
                                                ----------
      Purchase Price Premium                   $25,750,000
                                                ----------
                                                ----------

Average Assets:

                                 June 30,1997    April 30, 1998
                                 ------------    --------------
Total Assets on Balance Sheet     $ 7,250,000     $10,000,000
Purchase Price Adjustment          25,750,000      24,677,083
                                  -----------     -----------
  Total Adjusted Assets           $33,000,000     $34,677,083
                                  -----------     -----------
                                  -----------     -----------


  Beginning Adjusted Assets       $33,000,000
  Final Adjusted Assets            34,677,083
                                  -----------
       Subtotal                    67,677,083
                                  -----------
                                        2
  Average Assets                  $33,838,542
                                  -----------
                                  -----------

Bonus Pool:

EBITDA For Period July 1, 1997- April 30, 1998         $6,000,000
       ($5,000,000 for 10 months 12/10)

Base EBITDA Calculation
    Average Assets For Period   $33,838,542
    Base Rate of EBITDA              15.2%

     Base EBITDA                                        5,143,458
                                                        ---------
     Bonus Pool                                        $  856,542
                                                        ---------
                                                        ---------

Bonus Calculation:

     Bonus Pool                 $856,542
                                --------
                                --------
     Bonus Calculation:

     R. Longo (10%)             $ 85,654

                                                 Document No. 44136.1/NYL3A
                                                            Form No. CF0411
                                                           Revised: 11/3/97


                               S&S Corporate Finance

                                   STANDARD FORM


                             Questionnaire for Directors,
                           Officers, Significant Employees
                              and Principal Stockholders

                             Initial Public Offering of
                               Common Stock (Form S-1)


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Instructions to person drafting Questionnaire: All brackets and footnotes and page ii should be omitted and all blanks completed.

Instructions to Operator: This standard form is stored as a "read-only" document, which means that you will have to retrieve the form into a new document before making revisions. First, you should create a new document and fill out the SoftSolution profile. Once in the newly created document:

    Select File, then select Retrieve - the "SoftSolution - Open Document" screen will appear.

    Select Document Number, type in the document number and the dataset number appearing on the upper right hand corner of this standard form and select OK.

    The System will then ask whether you want to insert the standard form into your document, select Yes.

Make the changes indicated on the attached master to the COPY you have just created. Unless otherwise indicated on the master, this cover page and all footnotes should be omitted. The type size should correspond as closely as possible to that used herein.

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                                      ii

                                Explanatory Note

    Citations to the corresponding Item of Regulation S-K and/or rule under the Securities Act of 1933, as amended, are in brackets following each question. In preparing this Questionnaire, these citations should be omitted. For commentary providing background information not self-evident from this Form, see the explanatory memorandum in the S&S Public Offering Guidebook.

    Following this Questionnaire is a Questionnaire Supplement relating to executive compensation. The SEC adopted amendments to the executive compensation disclosure requirements on October 21, 1992 and November 29, 1993, which limit the disclosure of executive compensation to "Named Executive Officers," defined as:

    (i) all individuals serving as the Company's Chief Executive Officer ("CEO") or acting in a similar capacity during the last completed fiscal year, regardless of compensation level;

    (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year; limited, however, to those executives with salary and bonus of over $100,000 for the last completed fiscal year; and

    (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) above but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year.

    Generally, someone at the Company will be able to identify the five Named Executive Officers in accordance with the Instructions to Item 402(a)(2) of Regulation S-K. It may be necessary to send the Questionnaire Supplement to more than five executive officers if the identity of the Named Executive Officers has not been determined.

    If the Company has employees who are not executive officers but make significant contributions to the business (see Item 401(c) of Regulation S-K), include "significant employees" in the list in the first sentence of the Questionnaire and add them to the title of the Questionnaire. Also, add a sentence to the effect that significant employees should answer questions 1, 3, 6, 9-11, 20-22 and 24. If there are people who have been chosen as executive officers or nominated as directors, include "nominees" or "appointees" also in the list and throughout the Questionnaire as appropriate and delete the brackets around question 1(e).